Exhibit (c)(10)

 Discussion Materials for the Special Committee  Project Alpha  Technology Investment Banking  January 26, 2025 | Strictly Private and Confidential

 2  Disclaimer  The following pages contain material provided to the Special Committee of the Board of Directors of Alpha (the “Company”)  by Citigroup Global Markets Inc. (“Citi”) in connection with the proposed transaction involving the Company and Echo.  The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of the Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.  The accompanying material was not prepared for use by readers not as familiar with the Company and Echo as the Special Committee of the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Special Committee of the Board of Directors of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, tax or accounting advice.

Implied Transaction Metrics

($ in Millions, Except per Share Data)		"Unaffected" (11/04/24)	Current (01/24/25)	Merger Consideration
Share Price		**$237.59**	**$255.16**	**$265.00**
Premium / (Discount) to:				
Current (01/24/25)	$255.16	*(7%)*	*--*	*4%*
"Unaffected" (11/04/24)	237.59	*--*	*7*	*12*
VWAP Since First Trading (05/17/22 - 11/04/24)	202.33	*17*	*26*	*31*
"Unaffected" 52-Week High (10/30/24)	240.83	*(1)*	*6*	*10*
"Unaffected" 52-Week Low (11/09/23)	163.41	*45*	*56*	*62*
For Reference: "Undisturbed", per Echo (08/06/24)[1]	177.84	*34*	*43*	*49*
Implied Equity Value		**$15,222**	**$16,354**	**$16,989**
Memo: Implied Equity Value of Remaining Stake		***$6,595***	***$7,090***	***$7,367***
Implied Enterprise Value [2]		**$15,056**	**$16,188**	**$16,822**
Alpha Management Case				
Enterprise Value / Revenue	Metric			
FY2025E	$1,236	12.2x	13.1x	13.6x
NTM (as of 12/31/24) / CY2025E	1,235	12.2	13.1	13.6
Equity Value / LFCF				
FY2025E	$360	42.3x	45.4x	47.2x
NTM (as of 12/31/24) / CY2025E	382	39.8	42.8	44.4
Consensus Case				
Enterprise Value / Revenue				
FY2025E	$1,192	12.6x	13.6x	14.1x
NTM (as of 12/31/24) / CY2025E	1,249	12.1	13.0	13.5
Equity Value / LFCF				
FY2025E	$342	44.5x	47.8x	49.7x
NTM (as of 12/31/24) / CY2025E	418	36.4	39.1	40.6

Source: Alpha Management, Public Filings, FactSet, Wall Street Research. Market data as of 01/24/2025.

Note: Fiscal year ending June 30. 52-week high and low based on closing prices. Alpha diluted shares outstanding as of 01/17/2025, includes: 63mm common, 0.6mm options (weighted average strike price: $142.53), 0.5 RSUs & PSUs outstanding.

(1) "Undisturbed" as quoted by Echo in tender offer press release published on 11/05/2024 and represents Alpha's closing share price on 08/06/2024.

(2) Alpha bridge to enterprise value adjustments include $173mm in cash & equivalents (based on 12/31/2024 balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability.

citi | 3

 4  $150  $170  $190  $210  $230  $250  $270  $290  $310  May-22 Aug-22 Nov-22 Feb-23 May-23  Jul-23  Jul-24 Oct-24 Jan-25  Alpha Share Price Performance Since Consummation of 2021 Echo Transaction  Source: Bloomberg, FactSet. Market data as of 01/24/2025.  Initial Echo majority acquisition of Alpha closed on 05/16/2022.  “Unaffected date” is 11/04/2024, the last trading day prior to Echo offer.  Alpha Peers include Autodesk, Bentley Systems, Dassault Systèmes, Nemetschek and PTC.  Alpha beat median of Wall Street analyst consensus on ACV, when excluding Russia-based ACV, and  on Revenue and EPS without adjustment.  “Undisturbed” as quoted by Echo in tender offer press release published on 11/05/2024 and represents Alpha’s closing share price on 08/06/2024.  (5)  Alpha Peers(3): 48%  Oct 26, 2022  Q1 2023  Cons. LFCF miss  Alpha: 39% ($255.16)  +7% Since Echo Offer  1-Month to “Unaffected” VWAP ($237)  Alpha’s Relative Share Price Performance Since Close(1) of Echo Transaction  Earnings Date   VWAP(2)   Alpha  % Return to Nov 4, 2024   “Unaffected Date”(2)   Alpha Alpha Peers(3)  1-Month to "Unaffected"  $237  -  4%  08/06/2024(5) to "Unaffected"  $227  5%  9%  01/01/2024 to "Unaffected"  $208  14%  6%  Alpha Close to "Unaffected"  $202   Share Price(2)   17%  56%  All-Time High  $258  (8%)  All-Time Low  $162  47%  "Unaffected" 52-Wk High  $241  (1%)  "Unaffected" 52-Wk Low  $163  45%  $184  Pre-market | Aug 7, 2024  Echo Q3 FY24 Earnings  01/01/2024 to “Unaffected” VWAP ($208) Alpha Close to “Unaffected” VWAP ($202)  08/06/2024 to “Unaffected” VWAP ($227)  Pre-market | Nov 5, 2024  Echo Announces Offer  $240.00 / Share  Share Price: $237.59  August 6, 2024 Q4 FY24 Earnings Consensus Beat(4) / “Undisturbed Date”(5) Share Price: $177.84  Apr 26, 2023  Q3 2023 Earnings  Cons. ACV, Revenue, FCF Miss  May 7, 2024  Q3 2024 Earnings Cons. ACV In-line, Revenue Beat  Oct-23 Jan-24 Apr-24  Sep 17, 2024  Investor Day 2024  Share Price: $233.54  May 16, 2024  End of “Lock Up Period”  Share Price: $213.88

 5  Certain Updates Since December 7, 2024 Special Committee  Discussion Materials  Valuation Inputs  Market prices updated as of January 24, 2025 market close  Alpha share counts reflect latest diluted shares outstanding as of January 17, 2025 (vs. September 30, 2024)  Alpha balance sheet reflects December 31, 2024 actuals (vs. September 30, 2024)  Alpha financial forecast per Alpha management as of December 2024, updated for FY Q2’25 actuals in January 2025  Financial Analyses  Discounted Cash Flow Analysis  Illustrative value range of $153 – $271 per share (vs. $161 – $302 per share)  WACC inputs updated as of January 24, 2025 resulting in range of 11.7% – 12.9% (vs. 11.2% – 12.4%)  Risk free rate of 4.9% (vs. 4.4%)  Present value date of December 31, 2024 (vs. September 30, 2024)  Selected Precedent Transactions Analysis  Illustrative value range of $223 – $298 per share (vs. $220 – $293 per share) – no change to assumed multiple range  Updated Alpha NTM LFCF of $382mm as of December 31, 2024 (vs. $376mm as of September 30, 2024) per estimates of Alpha management  Selected Public Companies Analysis  Illustrative value range of $179 – $239 per share (vs. $187 – $249 per share) – no change to assumed multiple range  Updated Alpha CY2025 LFCF of $382mm (vs. $398mm prior to management plan update for FY Q2’25 actuals) per estimates of Alpha management  Selected Public Companies Equity Value / CY2025 LFCF median multiple of 32.4x (vs. 32.9x)

Illustrative Financial Forecast Overview

Management Case vs. Wall Street Consensus

ACV

$ in millions



LT Guidance(1): High Single – Low Double Digit Growth
FY25 Guidance: ~$1,017mm / 9% Growth
$885
$933
$1,035
$1,156
$1,299
$1,469
$1,669
$1,898
$1,019
$1,109
$1,212
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Growth %	12%	5%	11%	12%	12%	13%	14%	14%
Consensus Growth %	NA	NA	9%	9%	9%	NA	NA	NA
Growth Variance	NA	NA	2%	3%	3%	NA	NA	NA

Revenue

$ in millions



FY25 Guidance: ~$1,190mm
$1,044
$1,127
$1,236
$1,283
$1,472
$1,713
$1,974
$2,241
$1,192
$1,217
$1,394
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Growth %	1%	8%	10%	(1%)	21%	16%	15%	13%
Consensus Growth %	NA	NA	6%	8%	9%	NA	NA	NA
Growth Variance	NA	NA	4%	(9%)	12%	NA	NA	NA

Adj. EBITDA (Pre-SBC)

$ in millions



$401
$463
$569
$583
$741
$945
$1,167
$1,322
$528
$520
$658
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Margin (ACV-based) %	45%	50%	55%	45%	57%	64%	70%	70%
Consensus Margin (ACV-based) %	NA	NA	52%	53%	54%	NA	NA	NA
Margin Variance	NA	NA	3%	(8%)	3%	NA	NA	NA

Levered Free Cash Flow (Pre-SBC)

$ in millions



LT Guidance(1): 40-43% LFCF Margin / Mid-Teens Growth
FY25 Guidance: ~$340mm(2) / 33% LFCF Margin
$306
$336
$360
$480
$501
$638
$735
$834
$342
$411
$477
FY23A
FY24A
FY25E
FY26E
FY27E
FY28E
FY29E
FY30E

	FY23A	FY24A	FY25E	FY26E	FY27E	FY28E	FY29E	FY30E
Mgmt. Margin (ACV-based) %	35%	36%	35%	42%	39%	43%	44%	44%
Consensus Margin (ACV-based) %	NA	NA	34%	37%	39%	NA	NA	NA
Margin Variance	NA	NA	1%	5%	(1%)	NA	NA	NA

Management Case
Consensus (Mean)

Source: Wall Street Research. Alpha management plan as of December 2024, updated for FY Q2'25 actuals in January 2025.
Note: Fiscal year ending June 30. Preliminary Management Case includes acquisition of Open Grid Systems announced 11/04/2024.
(1) Long-term guidance based on September 2024 Investor Day presentation.
(2) Management FY25E guidance inclusive of $10mm in estimated Russia exit costs and $8mm in estimated Restructuring costs.

6

Alpha Valuation Summary

Methodology	Assumptions	Implied Equity Value Per Share ($)[1]	Implied Multiples: Enterprise Value / NTM Revenue	Implied Multiples: Equity Value / NTM LFCF
Discounted Cash Flow Analysis	- 5.5 year DCF; present value date as of 12/31/2024 - Discount rate range of 11.7% to 12.9% - Perpetuity growth rate range of 6.0% to 8.0%	$153 - $271	7.8x - 13.9x	25.6x - 45.5x
Selected Precedent Transactions Analysis	- Equity Value / NTM LFCF multiple range of 37.4x to 50.0x - NTM LFCF (12/31/2024) of $382mm	$223 - $298	11.4x - 15.3x	37.4x - 50.0x
Selected Public Companies Analysis	- Equity Value / CY25 LFCF multiple range of 30.0x to 40.0x - CY2025 LFCF of $382mm	$179 - $239	9.2x - 12.2x	30.0x - 40.0x
52-Week Trading Range (For Reference Only)	- As of 11/04/2024 (unaffected date) - 52-week low of $163.41 (11/09/2023) - 52-week high of $240.83 (10/30/2024)	$163 - $241	8.3x - 12.4x	27.3x - 40.4x
Analysts' Stock Price Targets (For Reference Only)	- As of 11/04/2024 (unaffected date) - High and low undiscounted broker price targets - *Dotted box: high and low discounted broker price targets, discounted by 12 months at 12.7% cost of equity*	$217 - $265 *$193 - $235*	11.1x - 13.6x	36.3x - 44.4x
Selected Precedent Squeeze Out Total Bump % (For Reference Only)	- 1st and 3rd quartile selected squeeze out total bump from initial offer (8.3% and 18.7%) - Applied to initial Echo offer price of $240.00	$260 - $285	13.4x - 14.7x	43.6x - 47.8x

Merger Consideration: $265.00

Source: Alpha Management, FactSet, Public Filings. Market data as of 01/24/2025.

Note: Valuation date as of 12/31/2024. Share price rounded to nearest dollar. 52-week high and low based on closing prices.

(1) Alpha diluted shares outstanding as of 01/17/2025, includes: 63mm common, 0.6mm options (weighted average strike price: $142.53), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $173mm in cash & equivalents (based on 12/31/2024 balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability.

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Illustrative Discounted Cash Flow Analysis – Alpha Mgmt. LRP

Unlevered Free Cash Flow Profile

($ mm)	6 Months Ended 6/30/2025	Fiscal Year Ended June 30, 2026E	2027E	2028E	2029E	2030E	Terminal Year
Memo: ACV	$1,035	$1,156	$1,299	$1,469	$1,669	$1,898	$1,898
% Growth		*11.6%*	*12.4%*	*13.1%*	*13.7%*	*13.7%*	
Revenue	$716	$1,217	$1,472	$1,713	$1,974	$2,241	$2,241
% Growth		*(1.5%)*	*20.9%*	*16.3%*	*15.3%*	*13.5%*	
Adj. EBITDA	$368	$520	$741	$945	$1,167	$1,322	$1,322
% Margin	*51.4%*	*42.7%*	*50.3%*	*55.2%*	*59.1%*	*59.0%*	*59.0%*
(–) SBC	(26)	(57)	(56)	(57)	(56)	(56)	(56)
Adj. EBITDA (Post-SBC)	$343	$463	$684	$888	$1,111	$1,265	$1,265
% Margin	*47.8%*	*38.1%*	*46.5%*	*51.9%*	*56.3%*	*56.5%*	*56.5%*
Memo: Income Before Tax	$146	$122	$336	$551	$793	$954	$958
% Margin	*20.4%*	*10.0%*	*22.8%*	*32.2%*	*40.2%*	*42.6%*	
(–) Cash Tax	(72)	(120)	(153)	(179)	(223)	(248)	(193)[(1)]
% Tax Rate	*48.8%*	*98.4%*	*45.4%*	*32.5%*	*28.1%*	*26.0%*	*20.1%*
(+) Interest Income from Revenue Rec.	29	53	50	54	64	64	64
(-) Operational Amortization	(0)	(1)	(1)	(1)	(1)	(1)	(1)
(–) Increase in NWC	14	45	(119)	(164)	(257)	(287)	(240)[(2)]
(–) Capital Expenditures	(9)	(16)	(15)	(15)	(15)	(15)	(15)
Unlevered Free Cash Flow (Post-SBC)	$305	$425	$446	$582	$679	$778	$882
% Growth		*37.0%*	*5.0%*	*30.6%*	*16.7%*	*14.6%*	
% of ACV	*29.4%*	*36.7%*	*34.3%*	*39.6%*	*40.7%*	*41.0%*	*46.5%*

Illustrative Sensitivity Analysis

Discount Rate	Implied Equity Value Per Share[(3)] – Perpetuity Growth Rate 6.0%	7.0%	8.0%	Implied Terminal UFCF Multiple (Pre-SBC) – Perpetuity Growth Rate 6.0%	7.0%	8.0%	Terminal Value as a % of Enterprise Value – Perpetuity Growth Rate 6.0%	7.0%	8.0%
11.7%	$186	$220	$271	18.6x	22.8x	29.3x	80.9%	83.8%	86.9%
12.3	168	194	233	16.9	20.2	25.2	79.1	81.9	85.0
12.9	153	174	204	15.4	18.2	22.2	77.3	80.1	83.0



Variable
Equity Value per Share Sensitivity(4)
ACV Growth (+/- 100 bps)
($7.65)
$7.90
UFCF % of ACV (+/- 100 bps)
($4.15)
$4.15

Source: Alpha Management, FactSet, Public Filings. Market data as of 01/24/2025.
Note: Valuation date as of 12/31/2024. Assumes mid-year discounting. Share price rounded to nearest dollar.
(1) Terminal year cash tax assumes zero change in deferred tax liability, assumes D&A equal to Capex. Cash tax impact of remaining DTLs in FY31 to FY33 results in reduction in implied Enterprise Value at ($88mm at midpoint WACC).
(2) Terminal change in NWC based on average of change in NWC and interest income for FY28-FY30, less terminal interest income.
(3) Alpha diluted shares outstanding as of 01/17/2025, includes: 63mm common, 0.6mm options (weighted average strike price: $142.53), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $173mm in cash & equivalents (based on 12/31/2024 balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability.
(4) At midpoint discount rate and perpetuity growth rate. Variables sensitized in years 2026E through to terminal year.

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Selected Precedent Transaction Analysis

(US$ in billions)

Date	Target	Acquiror	Enterprise Value	Equity Value	Enterprise Value NTM Revenue	Enterprise Value NTM EBITDA	Equity Value NTM LFCF	NTM Growth Revenue	NTM Growth LFCF	NTM Margin EBITDA	NTM Margin LFCF
Merger Consideration of $265.00 / Share											
	Alpha	Echo	$16.8	$17.0	13.5x[1]	29.2x[1]	40.6x[1]	10%	35%	46%	33%
10/30/24	Altair Engineering	Siemens	$10.1	$10.6	14.4x	62.2x	69.7x	9%	20%	23%	22%
02/15/24	Altium	Renesas	5.7	5.9	15.9	42.8	61.2	20	30	37	27
01/16/24	Ansys	Synopsys	34.8	34.6	14.0	31.1	45.5	10	14	45	31
06/28/23	ESI	Keysight	1.0	1.0	6.7	30.2	53.1	4	NM	22	12
09/21/22	Aveva	Schneider Electric[2]	11.9	11.5	7.2	24.9	33.4	7	37	29	21
10/11/21	Alpha	Echo	10.8	10.9	14.8	27.3	37.4	2	4	54	40
02/13/20	RIB	Schneider Electric[3]	1.5	1.6	4.8	21.7	49.1	26	NM	22	10
			Mean		11.1x	34.3x	49.9x	11%	21%	33%	23%
			Median		14.0	30.2	49.1	9	20	29	22

Implied Share Price

	Metric	Selected Range Low		Selected Range High	Implied Equity Value Low		Implied Equity Value High	Implied Share Price[4] Low		Implied Share Price[4] High
Alpha Mgmt. NTM LFCF (12/31/2024)	$382	37.4x	-	50.0x	$14.5bn	-	$19.3bn	**$223**	-	**$298**

Source: Alpha Management, FactSet, Public Filings, Wall Street Research.

Note: Alpha diluted shares outstanding as of 01/17/2025, includes: 63mm common, 0.6mm options (weighted average strike price: $142.53), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $173mm in cash & equivalents (based on Q2 FY25 preliminary balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability. Consensus estimates based on time-weighted annual average of brokers available to Citi

(1) Implied multiples based on a merger consideration of $265 / share. Consensus estimates for Alpha implied multiples are for the NTM period ended 12/31/2025. Metrics related to offer are not included in mean or median.

(2) Schneider acquired the ~40% of AVEVA it did not already own.

(3) Schneider launched voluntary takeover offer on 02/13/2020 and completed on 10/07/2020.

(4) Share price rounded to the nearest $1.00.

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Selected Public Companies Analysis



EQUITY VALUE / CY2025E LFCF
Engineering Software Peers
"For Reference"
Merger Consideration
"Unaffected Price" (11/04/24)
40.6x
36.4x
39.8x
47.9x
33.4x
32.4x
31.7x
26.2x
Median: 32.4x
56.6x
37.0x
Alpha Consensus @$265.00
Alpha Consensus @$237.59
Alpha Management @$237.59
NEMETSCHEK GROUP
Bentley
AUTODESK
DASSAULT SYSTEMES
ptc
ALTAIR(1)
Ansys(2)



"For Reference"
ENTERPRISE VALUE / CY2025E REVENUE
Merger Consideration
"Unaffected Price" (11/04/24)
13.5x
12.1x
12.2x
11.9x
10.3x
9.7x
7.4x
9.4x
Median: 9.7x
11.6x
10.7x
Alpha Consensus @$265.00
Alpha Consensus @$237.59
Alpha Management @$237.59
NEMETSCHEK GROUP
Bentley
AUTODESK
DASSAULT SYSTEMES
ptc
ALTAIR(1)
Ansys(2)

	Alpha Consensus @$265.00	Alpha Consensus @$237.59	Alpha Management @$237.59	Nemetschek Group	Bentley	Autodesk	Dassault Systèmes	PTC	Median	Altair[1]	Ansys[2]
ENTERPRISE VALUE ($bn)	$16.8	$15.1	$15.1	$14.2	$15.4	$66.8	$51.9	$24.6	$24.6	$8.3	$29.2
EQUITY VALUE ($bn)	$17.0	$15.2	$15.2	$13.8	$14.1	$66.4	$52.9	$23.1	$23.1	$8.8	$29.1
CY25E REV ($mm)	$1,249	$1,249	$1,235	$1,191	$1,496	$6,906	$7,015	$2,620	$2,620	$713	$2,720
CY25E REV GROWTH %	10%	10%	8%	12%[3]	11%	13%	6%	14%	12%	9%	9%
CY25E LFCF MARGIN %	33%	33%	31%	24%	28%	30%	24%	34%	28%	22%	29%
CY25E LFCF GROWTH %	35%	35%	26%	21%	9%	37%	6%	12%	12%	23%	7%
CY25E RULE OF X[4]	44%	44%	39%	36%	39%	42%	29%	47%	39%	31%	38%

Implied Share Price

		Selected Range		Implied Equity Value		Implied Share Price[5]	
	Metric	Low	High	Low	High	Low	High
Alpha Mgmt. CY2025 LFCF	$382	30.0x	40.0x	$11.5bn	$15.3bn	$179	$239

Source: FactSet, Alpha Management and Public Filings, Wall Street Research. Market data as of 01/24/2025.

Note: Alpha diluted shares outstanding as of 01/17/2025, includes: 63mm common, 0.6mm options (weighted average strike price: $142.53), 0.5 RSUs & PSUs outstanding. Alpha bridge to enterprise value adjustments include $173mm in cash & equivalents (based on 12/31/2024 balance pro-forma for acquisition of Open Grid Systems), $7mm in net post-tax pension liability. Consensus estimates based on four-quarter sum averages of brokers available to Citi. Calendarized metrics are used in absence of quarterly data.

(1) Altair metrics represent unaffected metrics prior to rumors on 10/21/2024.
(2) Ansys metrics represent unaffected metrics prior to rumors on 12/21/2023.
(3) Organic 2025E growth based on 2024A revenue normalized to include estimated full year impact of Nemetschek's acquisition of GoCanvas completed on July 1, 2024.
(4) Rule of X represents Revenue Growth + LFCF Margin.
(5) Share price rounded to the nearest $1.00.

citi

10

Selected Analyst Research Summary

Broker Valuation Summary



"Unaffected" Broker Min(1) $217.00
Current Price $255.16
Broker Average $257.00
"Unaffected" Broker Max(1) $265.00
Broker Min $240.00
Broker Range
Broker Max $275.00
52-Week Low $172.90
52-Week High $258.00



N=8
38%
Buy
63%
Hold



EBITDA Multiple
13%
N=8
88%
LFCF Multiple

Broker Recommendations

Broker	Date	Rating	Pre 4Q Earnings	Pre Investor Day (Investor Day: 9/17/2024)	Post Investor Day (Investor Day: 9/17/2024)	Current Price Target	Premium / (Discount)	Methodology
Baird	12/11/24	Buy	$230	$250 →	$250	Post Echo Offer $275 (Includes Takeover Premium in Valuation)	7.8%	LFCF Multiple: • 42.0x P / FY26 LFCF
Bank of America	11/5/24	Buy	$235	$225 →	$260	$260	1.9%	EBITDA Multiple: • 25.0x EV / CY26 EBITDA
Loop Capital	11/4/24	Buy	$217	$204 →	$260	$260	1.9%	LFCF Multiple: • 36.0x EV / FY27 LFCF
Berenberg	11/6/24	Hold	$255	$250 →	$265	Post Echo Offer $250 (Includes Takeover Premium in Valuation)	(2.0%)	LFCF Multiple: • 36.0x EV / CY25 LFCF
Piper Sandler	11/5/24	Hold	$180	$200 →	$217	Post Echo Offer $240	(5.9%)	LFCF Multiple: • 34.0x EV / CY25 LFCF
KeyBank	11/4/24	Hold	NA	NA	NA	NA	NA	LFCF Multiple:[2] • 37.5x EV / FY26 LFCF
Wolfe Research	11/5/24	Hold	NA	NA	NA	NA	NA	LFCF Multiple:[3] • 37.5x EV / CY25 LFCF
William Blair	11/5/24	Hold	NA	NA	NA	NA	NA	LFCF Multiple:[4] • 39.0x EV / CY25 LFCF
Mean:			**$223**	**$226**	**$250**	**$257**		

Source: FactSet, Wall Street Research. Market data as of 01/24/2025.
Note: 52-week high / low as of daily market closing price.
(1) "Unaffected" broker targets are as of 11/05/2024, using research published prior to announcement of Echo offer.
(2) Valuation methodology used for "fair value".
(3) Midpoint of "fair value" range.
(4) Approximate trading range based on William Blair LFCF estimate.

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Selected All-Cash US Minority Squeeze-Outs

Ann. Date	Acquiror	Target	Structure	% Stake Acquired	Equity Value ($mm)	# Days Initial Offer to Ann.	Offer Price Per Share		Initial Offer Prem to Unaffect.	Final Offer Prem to Unaffect.	Offer Price Per Share Progression (% Change)					Bump Summary		
							Initial	Final			Initial to 1	1 to 2	2 to 3	3 to 4	4 to 5	#	Total (%)	Avg. (%)
Aug-23	Light & Wonder Inc	SciPlay Corp	Vote	17%	$436	82	$20.00	$22.95	29%	47%	8%	3%	2%	1%	--	4	15%	4%
Oct-22	Sumitomo Pharma Co., Ltd.	Myovant Sciences Ltd.	Vote	48	1,700	23	22.75	27.00	27	50	11	4	2	1	--	4	19	4
Nov-21	Geneve Holdings Inc	Independence Holding Co	Tender	38	294	72	50.00	57.00	19	36	12	2	--	--	--	2	14	7
Aug-21	Banco Santander, S.A.	Santander Consumer USA Holdings Inc.	Tender	20	2,358	53	39.00	41.50	7	14	2	4	--	--	--	2	6	3
Aug-20	Ionis Pharmaceuticals	Akcea Therapeutics Inc	Tender	24	442	12	16.00	18.15	41	59	6	4	2	--	--	3	13	4
Feb-20	KYOCERA Corp	AVX Corp	Tender	28	923	86	19.50	21.75	30	45	5	2	4	--	--	3	12	4
Jul-19	Sonic Financial Corp	Speedway Motorsports Inc	Tender	28	205	92	18.00	19.75	29	42	7	3	--	--	--	2	10	5
May-19	NASCAR Media Group LLC	International Speedway Corp	Tender	16	475	194	42.00	45.00	8	15	1	2	1	1	1	5	7	1
May-19	Employers Mutual Casualty Co	EMC Insurance Group Inc	Tender	46	295	174	30.00	36.00	25	50	10	9	--	--	--	2	20	10
Jun-18	Roche Holding AG	Foundation Medicine Inc	Tender	43	2,132	4	133.00	137.00	30	34	2	1	1	--	--	3	3	1
Jul-16	American Financial Group Inc	National Interstate Corp	Vote	49	291	141	30.00	32.50	33	44	2	4	2	--	--	3	8	3
Mar-13	Danfoss A/S	Sauer-Danfoss Inc	Tender	24	579	93	49.00	58.50	(7)	11	10	5	2	--	--	3	19	6
Apr-11	CNA Financial Corporation	CNA Surety Corporation	Tender	39	371	171	22.00	26.55	14	38	15	4	1	0	--	4	21	5
Mean				**32%**	**$808**	**92**	**$37.79**	**$41.82**	**22%**	**37%**	**7%**	**4%**	**2%**	**1%**	**1%**	**3**	**13%**	**4%**
Median				**28**	**442**	**86**	**30.00**	**32.50**	**27**	**42**	**7**	**4**	**2**	**1**	**1**	**3**	**13**	**4**
For Reference Only (non-US):																		
Nov-22	Schneider Electric SE	AVEVA Group plc	Vote	41	11,461	65	31.00 (1)	32.25 (1)	41	47	4	--	--	--	--	1	4	4

Source: Citi Deal Intelligence (Thompson SDC), Deal Point Data, FactSet, Public Filings.
Note: Selected announced US transactions since January 1, 2010, with Acquiror existing ownership >50%. Includes 100% cash deals only. Excludes transactions where acquiror is a financial sponsor.
(1) Represents share price in GBP.

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Illustrative Alpha WACC Analysis

WACC Calculation Inputs

Target Capital Structure (Net Debt / Total Capital):	0.0 –	10.0	%
Median Capital Structure of Selected Companies:		2.8	%
After-Tax Cost of Debt:		4.2	%
Expected Long-Term Yield:		5.3	%
– Current Statutory Marginal Tax Rate:		20.0	%
Cost of Equity: 6.3% Equity Market Risk Premium	11.9 –	12.5	%
7.2% Equity Market Risk Premium	12.9 –	13.6	%
Risk Free Rate (20-Year CMT Bond):		4.9	%
Assumed Equity Market Risk Premium – low:		6.3	%
Assumed Equity Market Risk Premium – high:		7.2	%
Relevered Equity Beta:	1.11 –	1.20	
– Unlevered Asset Beta:		1.11	
– Selected "Standard" Beta Measurement Period (Years):		5	
– Implied Net Debt / Equity Ratio:	0.0 –	11.1	%
Small Cap Risk Premium:		0.0	%
High Yield Issuer? (Y / N)		N	
Weighted Average Cost of Capital:	11.7 –	12.9	%
6.3% Equity Market Risk Premium	11.9 –	11.7	%
7.2% Equity Market Risk Premium	12.9 –	12.6	%

The low end of the WACC is based upon the low end of the equity market risk premium (6.3%) and the high end of the net debt / total capital ratio. The high end is based on the high end of the equity market risk premium (7.2%) and the low end of the capital structure.

Cost of Net Debt-Related Metrics

	Capital Structure				
	Value of Net Debt	Market Value of Equity	Net Debt / Total Capital Ratio	Current Statutory Marginal Tax Rate	Long Term Yield
Autodesk, Inc.	$326	$66,450	0.5%	25.0%	5.1%
Bentley Systems, Inc.	1,334	14,085	8.6	25.0	N/A
Dassault Systèmes SE	(1,006)	52,916	(1.9)	25.0	N/A
Nemetschek SE	391	13,814	2.8	30.0	N/A
PTC, Inc.	1,487	23,090	6.0	25.0	5.4
Median	**$391**	**$23,090**	**2.8%**		**5.3%**
Alpha	**(166)**	**15,222**	**(1.1)**	**20.0**	**N/A**

Cost of Equity-Related Metrics

	Adjusted Equity Beta (Bloomberg)	Beta Estimation Period (Yrs)	High Yield Issuer	Debt Beta	Unlevering Tax Rate	Unlevered Asset Beta
Autodesk, Inc.	1.214	5.0		0.0	25.0%	1.210
Bentley Systems, Inc.	1.253	4.3 *		0.0	25.0	1.170
Dassault Systèmes SE	1.038	5.0		0.0	25.0	1.053
Nemetschek SE	1.485	5.0		0.0	30.0	1.456
PTC, Inc.	1.256	5.0	Y	0.3	25.0	1.212
Median	**1.253**					**1.210**
Alpha	**1.095**	**4.4 ***		**0.0**	**20.0**	**1.105**

* Beta estimation period differs from standard period of 5 years used in the analysis

Source: Bloomberg, FactSet, Public Filings. Market data as of 01/24/2025. Alpha market data as of 11/04/2024.
Note: Alpha beta is as of the last 5 years, but excludes period between the announcement of Echo's acquisition of Heritage Alpha and one-day before New Alpha's first trading date.

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